EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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For:   MAF Bancorp, Inc.                     Contact:  Jerry A. Weberling,
       55th Street & Holmes Avenue                     Chief Financial Officer
       Clarendon Hills, IL 60514                       Michael J. Janssen,
                                                       Senior Vice President
       www.mafbancorp.com                              (630) 325-7300

                       MAF BANCORP, INC. TO PARTICIPATE IN
          RAYMOND JAMES & ASSOCIATES INSTITUTIONAL INVESTORS CONFERENCE

Clarendon Hills, Illinois, February 28, 2003 - MAF Bancorp, Inc. (MAFB), announced that it will be participating in the Raymond James and Associates 24th Annual Institutional Investors Conference to be held in Orlando, FL on March 3-5, 2003. The conference will be broadcast on the Internet at http://customer.nvglb.com/RaymondJames/Institutional/ and will also be available through MAF's website at www.mafbancorp.com. Through the websites, interested investors will have the opportunity to hear the presentation by Allen Koranda, Chairman of the Board and CEO of MAF Bancorp and Jerry Weberling, Executive Vice President and Chief Financial Officer of MAF Bancorp, which is scheduled to be delivered on Wednesday, March 5, 2003 at 9:00 a.m. Central Time. The presentation will also be available on the websites for approximately thirty days following the conference.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 34 retail banking offices primarily in Chicago and its western suburbs. The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

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